                                                                   EXHIBIT 23.7



                          INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the Registration Statements (File Nos. 333-47672, 333-39908, 333-44702, 333-32214 and 333-85553) on Form S-8, and
the Registration Statements (File Nos. 333-50036, 333-50034 and 333-85211) on Form S-3 of Devon Energy Corporation of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheet of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year ended December 31, 1998, which report appears herein.


                                             (SIGNED) DELOITTE & TOUCHE LLP
                                             ------------------------------

                                                  Deloitte & Touche LLP
                                                  Chartered Accountants


Calgary, Alberta
Canada
December 18, 2001